UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2007

Aastrom Biosciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(734) 930-5555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 17, 2007, Aastrom Biosciences, Inc. ("Aastrom") closed its previously announced registered direct offering of 11,842,105 shares of Aastrom’s common stock and warrants to purchase up to 5,921,053 shares of Aastrom’s common stock to certain institutional investors at a price of $1.14 per unit, with each unit consisting of one share of Aastrom's common stock and one warrant to purchase 0.5 shares of Aastrom's common stock at an exercise price of $1.5875 per share of common stock. The aggregate gross proceeds from the direct offering were approximately $13.5 million. The net proceeds, after deducting the placement agent’s fee and other estimated offering expenses, were approximately $12.5 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

October 17, 2007	By:	/s/ Gerald D. Brennan, Jr.

Name: Gerald D. Brennan, Jr.
Title: Vice President, Administrative & Financial Operations and Chief Financial Officer